UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Cocrystal Pharma, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cocrystal Pharma, Inc. (the “Company”) is distributing the following announcement via email transmission to the stockholders of the Company as of April 20, 2021 in connection with the annual meeting of stockholders of the Company to be held at 2:00 p.m. EST on June 16, 2021.

Cocrystal Pharma, Inc. Reminds Stockholders to vote ahead of the 2021 Annual Meeting

●	Vote today, with instructions provided by your broker. Every stockholder vote is important. EVEN IF YOU SOLD YOUR SHARES.
●	For assistance with voting your shares, please contact Cocrystal Pharma, Inc.’s proxy Okapi Partners at (877) 629-6356

Cocrystal Pharma, Inc. encourages all stockholders to vote with the board recommendations on ALL proposals in advance of the June 16th, 2021 virtual stockholder meeting.

Stockholders that owned shares as of the April 20th, 2021 record date are urged to vote, even if they no longer own shares. Every vote is important.

Cocrystal Pharma, Inc’s board of directors recommends stockholders vote “FOR” the proposal to approve an amendment to the Certificate of Incorporation of the Company.

The Charter Amendment requires the affirmative vote of at least a majority of the outstanding common stock entitled to vote

We understand your concern, however, the Board has no current plans to issue any additional shares of common stock following the effectiveness of the Charter Amendment.

Voting online or by telephone are the easiest ways to vote:

Vote Online (Highly Recommended): Follow the instructions provided by your broker, bank or other nominee on the Voting Instruction Form (“VIF”). This form was mailed to the address on record with your broker and also emailed if you elected electronic notification. You will need your voting control number which is included on the VIF to vote online.

Vote by Telephone: Follow the instructions provided by your broker, bank or other nominee on the VIF mailed (or emailed) to you. You will need your voting control number which is included on the VIF to vote via automated telephone service.

For assistance with voting your shares, please contact Cocrystal Pharma, Inc.’s proxy solicitor Okapi Partners at (877) 629-6356/ 212) 297 0720 (international)/ info@okapipartners.com.